UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

FTC Solar, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas		78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737 787-7906

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of the Company appointed Pablo Barahona as an independent director of the Company, effective August 12, 2024. Mr. Barahona will serve as a Class I director with a term expiring at the 2025 annual meeting of the stockholders of the Company. The Board also appointed Mr. Barahona as a member of the Audit Committee of the Board.

In connection with the appointment, Mr. Barahona will enter into an indemnification agreement with the Company in substantially the same form as the Company has entered into with its other directors.

There is no arrangement or understanding between Mr. Barahona and the Company or any other person pursuant to which he was elected as a director. As of the date of the appointment, Mr. Barahona has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Barahona and the Company entered into a letter agreement reflecting the terms of his appointment, including the cash and equity compensation payable to Mr. Barahona (the “Director Letter”). Pursuant to the Director Letter, Mr. Barahona will receive: (i) an annual cash retainer equal to $50,000, which, for 2024, will be prorated for the remaining portion of the year and with such payment made on or before December 1, 2024, and in subsequent years will be paid at the beginning of the year; (ii) a grant of 33,920 restricted stock units (“RSUs”) that will vest in full on the first anniversary of the date of grant, subject to continued service on the Board through and including the applicable vesting date; and (iii) a grant of 135,675 RSUs that will vest in three equal installments on each of the first three anniversaries of the date of grant, subject to continued service on the Board through and including the applicable vesting date.

The foregoing description of the Director Letter does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the Director Letter, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release dated August 16, 2024 announcing the appointment of Mr. Barahona is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Director Letter, dated August 16, 2024
99.1	Press Release, dated August 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTC SOLAR, INC.

Date:	August 16, 2024	By:	/s/ Cathy Behnen
Cathy Behnen, Chief Financial Officer